Exhibit 10.9

                         MUTUAL TERMINATION AND RELEASE

      THIS MUTUAL TERMINATION AND RELEASE (this "Agreement") is made and entered into this 31st day of December, 2004, by and between BPK Resources, Inc., a Nevada corporation (the "Company"), and Bell Coast Capital Corp. ("Bell Coast") for the purpose of terminating that certain binding Letter of Intent (the "Letter of Intent") executed in November 2003 by and between Montex Exploration, Inc. ("Montex") and Bell Coast. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Letter of Intent.

                                    Recitals

      WHEREAS, Montex and Bell Coast entered into the Letter of Intent in November 2003; and

      WHEREAS, Montex and the Company entered into that certain Assignment and Assumption Agreement dated April 19, 2004, pursuant to which Montex assigned to the Company all of its rights and obligations under the Letter of Intent; and

      WHEREAS, the Company and Bell Coast wish to terminate the Letter of Intent and their respective rights and obligations thereunder.

      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

      1. Termination. The Company and Bell Coast hereby terminate the Letter of Intent in its entirety and their respective rights and obligations thereunder.

      2. Release. The Company and Bell Coast, for themselves and on behalf of their respective subsidiaries, directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors and assigns (collectively, the "Releasing Party"), do hereby fully and irrevocably remise, release and forever discharge Bell Coast and the Company, respectively, and their respective subsidiaries, directors, officers, shareholders, affiliates, employees, agents, attorneys, accountants, successors and assigns (collectively, the "Released Parties"), of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind, whether in law or in equity, whether contingent, mature, known or unknown, or suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever, that the Releasing Party ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof. Each Releasing Party represents, warrants and covenants that it has not sold, assigned, transferred, or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions, or causes of action herein released. Each Releasing Party further agrees and covenants not to sue or to bring, or assign to any third person, any claims or charges against any of the Released Parties with respect to any matter covered by the release set forth in this Section 2, and not to assert against any of the Released Parties any action, grievance, suit, litigation or proceeding for any matter covered by the release set forth in this
Section 2.



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      3. Scope of Release. The release set forth in Section 2 is intended to be enforceable against the Releasing Parties in accordance with the express terms and scope thereof notwithstanding any express negligence rule or any similar directive that would prohibit or otherwise limit the release because of the simple or gross negligence (whether sole, concurrent, active or passive) or other fault or strict liability of any of the Released Parties.

      4. Construction. The release provisions set forth in Section 2 shall be construed as broadly as may be permitted by law to protect the Released Parties against litigation and liability and, to effect this intent, each of the undersigned, on behalf of the undersigned and each of the other Releasing Parties, hereby agrees that the language of this Release is to be strictly construed against it and in favor of release of the Released Parties, individually and collectively.

      5. Miscellaneous.

            (a) This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            (c) If any provision of this Agreement or the application thereof to any Person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

            (d) Each of the parties hereto agrees to use its reasonable best efforts after the date hereof to take or cause to be taken all action, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated herein.

            (e) The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.


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      (f)   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      (g) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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      IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                       BPK RESOURCES, INC.

                                       By: /s/  Christopher H. Giordano
                                           -------------------------------------
                                                Christopher H. Giordano
                                                Chief Executive Officer

                                       BELL COAST CAPITAL CORP.


                                       By:  /s/  Rahoul Sharan
                                           -------------------------------------
                                                Rahoul Sharan
                                                President

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